                                                                 Exhibit 10(ff)


                              STOCKHOLDER AGREEMENT

                      dated as of _____________ ___ , 2000

                                     among

                         CheckFree Holdings Corporation

                                      and

                      [Microsoft] [First Data Corporation]





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                              STOCKHOLDER AGREEMENT


         STOCKHOLDER AGREEMENT, dated as of ___________ ___, 2000, among CheckFree Holdings Corporation, a Delaware corporation (together with its successors, the "Company"), and [Microsoft Corporation ("Microsoft")][First Data Corporation ("FDC")], a [Washington][Delaware] corporation.

                             W I T N E S S E T H :
                             ---------------------

         WHEREAS, the Company has entered into an Amended and Restated Agreement and Plan of Merger and Contribution, dated as of June ___, 2000, (the "Merger Agreement"), pursuant to which the Investor (as defined below), an indirect owner of the TransPoint Entities (as defined in the Merger Agreement), has agreed to a business combination transaction wherein the Company will acquire the Capital Stock (as defined in the Merger Agreement) of the TransPoint Entities by virtue of a series of mergers (the "Mergers") and as a result, the TransPoint Entities will be held by wholly owned subsidiaries of the Company; and

         WHEREAS, as a result of the Mergers, Investor will become the beneficial holder of Common Stock (as defined below) and the parties hereto deem it in their best interests and in the best interests of the Company to provide for certain matters with respect to the governance of the Company and desire to enter into this Agreement in order to effectuate that purpose.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Agreement" shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

         "Beneficially Own" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to "Beneficially Own" all securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time (and without any additional condition).

         "Board of Directors" shall mean the Board of Directors of the Company as from time to time hereafter constituted.

         "Change in Control of the Company" shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such merger, consolidation or other business combination or transaction, do not have Beneficial Ownership of voting securities representing 50% or more of the Total Current Voting Power of the surviving corporation (or its parent corporation) following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any Person (other than the Restricted Parties and their Affiliates or any 13D Group to which any of them is a member) of Beneficial Ownership of Voting Stock of the Company representing 30% or more of the Total Current Voting Power of the Company, (iii) a sale of assets of the Company to any Person or Persons (other than Restricted Parties and their Affiliates or any 13D Group to which any of them is a member) for a total price in excess of 30% of the market value of the outstanding Common Stock (calculated using the last sale price of the Common Stock on the last full trading day immediately preceding the date such sale transaction is entered into); or (iv) a liquidation or dissolution of the Company.

         "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company (together with any associated stock purchase right pursuant to the HoldCo Rights Plan (as defined in the Merger Agreement)) and any securities of the Company into which such Common Stock may be reclassified, exchanged or converted.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Designee" shall have the meaning set forth in Section 2.1(c).

         "Disinterested Shareholders" shall mean: the shareholders of the Company who are not (i) a Restricted Party, (ii) an Affiliate of a Restricted Party, (iii) a member of a 13D Group in which a Restricted Party or an Affiliate of a Restricted Party is also a member, or (iv) a director or officer of the Company or an Affiliate of such director or officer.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Investor" shall mean [Microsoft][FDC], together with its permitted successors and permitted assigns pursuant to Section 5.6.

         "Investor Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D under the Exchange Act (or any successor regulation, rule or statute), by a Restricted Party (or any 13D Group that includes a Restricted Party) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire 100% of the Total Current Voting Power of the Company then in effect (other than Voting Stock owned by Restricted Parties or any Affiliate of a Restricted Party) and is conditioned (which condition may not be waived) on a majority of the shares of Voting Stock held by Disinterested Shareholders being tendered and not withdrawn with respect to such offer.

         "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger, dated July 7, 2000 between the Company, the Investor, [Microsoft][FDC], Citibank, N.A., FDR Subsidiary Corp., H&B Finance, Inc., First Data, L.L.C., FDC International Partner, Inc., MSFDC International, Inc., Citi TransPoint Holdings Inc., Chopper Merger Corporation, CheckFree Corporation, and Microsoft II, LLC, as such agreement may be amended from time to time.

         "Outstanding Common Stock" shall mean, at any time, the total number of shares of outstanding Common Stock at such time.

         "Person" shall mean an individual, corporation, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Exchange
Act), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any governmental entity or any other entity of whatever nature.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between the Company and the Investor, as it may be amended from time to time.



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         "Representatives" shall mean, with respect to any Person, such Person's directors, officers, employees, agents and other representatives acting in such capacity.

         "Restricted Parties" shall mean each of (i) the Investor and each Subsidiary of the Investor and (ii) any Affiliate of any Person that is a Restricted Party described in clause (i) if (and only if) such Restricted Party has the right or power (acting alone or solely with other Restricted Parties) to either cause such Affiliate to comply with or prevent such Affiliate from not complying with all of the terms of this Agreement that are applicable to Restricted Parties.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Standstill Limit" means Beneficial Ownership of [____]% of the Total Current Voting Power.

         "Standstill Period" shall mean the period beginning on the date hereof and ending on the occurrence of a Standstill Termination Event, provided that the Standstill Period shall recommence immediately upon the occurrence of a Standstill Reinstatement Event.

         "Standstill Reinstatement Event" shall mean the occurrence of any of the following (a) the Standstill Period has terminated pursuant to clause (iii) of the definition of "Standstill Termination Event" and such Third Party Tender Offer is withdrawn or terminated (without having been consummated) at any time during which an Investor Tender Offer is not then pending, or (b) the Standstill Period has terminated pursuant to clause (ii) of the definition of "Standstill Termination Event," the relevant agreement that would have otherwise resulted in a Change of Control has been terminated without a Change of Control having occurred and subsequent to the occurrence of such Standstill Termination Event but prior to the termination of such agreement (x) the Restricted Parties have not acquired actual ownership of Voting Stock representing in the aggregate a majority of the Total Current Voting Power of the Company, (y) no Restricted Party has made any proposal or offer to the Company regarding a Takeover Transaction (other than any such proposal or offer that has been withdrawn by the party making such proposal or offer or is no longer being pursued) and (z) no Restricted Party has commenced or announced an intention to commence any tender or exchange offer that is pending when such agreement is terminated and that, if completed, would result in the Restricted Parties having actual ownership of Voting Stock representing in the aggregate a majority of the Total Current Voting Power of the Company. Notwithstanding the foregoing, a Standstill Reinstatement Event will not occur if prior to the occurrence of the event specified in clause (a) or (b) above that would otherwise result in a Standstill Reinstatement Event, another Standstill Termination Event occurs for which there has not been a related Standstill Reinstatement Event.

         "Standstill Revised Limit" shall mean the percentage of the Outstanding Common Stock Beneficially Owned by the Restricted Parties at the time of the occurrence of a Standstill Reinstatement Event.

         "Standstill Termination Event" shall mean the earliest to occur of the following: (i) the third anniversary of the date of this Agreement, (ii) the date the Company enters into an agreement relating to a transaction that if consummated will result in a Change in Control of the Company, (iii) a Third Party Tender Offer, (iv) any Change in Control of the Company occurs or (v) a reduction in the Restricted Parties' aggregate Beneficial Ownership of Voting Stock to less than 5% of the Total Current Voting Power of all outstanding Voting Stock of the Company; provided, that the Standstill Period will be immediately reinstated upon the occurrence of a Standstill Reinstatement Event; provided further that, upon a Standstill Reinstatement Event, if the Standstill Revised Limit is greater than the Standstill Limit, then the Standstill Revised Limit and not the Standstill Limit shall thereafter be deemed the Standstill Limit for all purposes hereunder.

         "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to


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elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries (including, without limitation, other Subsidiaries), or both, by such Person.

         "Takeover Transaction" shall mean (i) the direct or indirect acquisition or purchase of 50% or more of the assets (based on the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, or of 30% or more of any class of equity securities of the Company or any of its Subsidiaries or any tender offer or exchange offer (including by the Company or its Subsidiaries) that if consummated would result in any person beneficially owning 30% or more of any class of equity securities of the Company or any of its Subsidiaries, or (ii) any merger, consolidation, business combination, sale of all or substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries other than the transactions contemplated by the Merger Agreement or this Agreement.

         "Third Party Tender Offer" shall mean a bona fide public offer subject to the provisions of Regulation 14D under the Exchange Act (or any successor regulation, rule or statute), by a Person (which is not made by and does not include any of the Company, a Restricted Party or any Affiliate of any of them or any 13D Group that includes the Company, a Restricted Party or any Affiliate of them) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire 25% or more of the then Total Current Voting Power of the Company.

         "13D Group" means any "group" (within the meaning of Section 13(d) of the Exchange Act) formed for the purpose of acquiring, holding, voting or disposing of Voting Stock.

         "Total Current Voting Power" shall mean, with respect to any corporation the total number of votes which may be cast in the election of members of the Board of Directors of the corporation if all securities entitled to vote in the election of such directors (excluding shares of preferred stock that are entitled to elect directors only upon the occurrence of customary events of default) are present and voted.

         "Transfer" shall have the meaning set forth in Section 3.2.

         "Ultimate Parent Entity" shall mean, with respect to any Person (the "Subject Person"), the Person (if any) that (i) owns, directly or indirectly through one or more intermediaries, or both, shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of the Subject Person and (ii) is not itself a Subsidiary of any other Person or is a natural person.

         "Voting Stock" shall mean shares of the Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company.


                                   ARTICLE II

                              CORPORATE GOVERNANCE

         Section 2.1       Board of Directors.

                  (a) Pursuant to the terms of the Merger Agreement, the Investor shall be entitled to appoint to the Board of Directors of the Company on the date hereof one individual designated by the Investor or any other Restricted Party. The director designated by the Investor or any other Restricted Party shall be subject to the reasonable approval of a majority of the members of the Board of Directors.

                  (b) To the extent that (i) any prior Designee (defined below) is up for election or (ii) the Investor does not have any Designee on the Board of Directors, the Investor will be entitled to designate one person for election as a director as specified in Section 2.1(d) below.



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                  (c) Any individual so designated by the Investor pursuant to paragraph (b) of this Section 2.1 (the "Designee") that has not previously served as a member of the Board of Directors shall be subject to the reasonable approval of a majority of the members of the Board of Directors.

                  (d) For so long as the Investor is entitled to designate a nominee for election as a director pursuant to this Section 2.1, the Company shall nominate such Designee for election as a director as part of the management slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall use commercially reasonable efforts to support the election of such Designee and in any event efforts consistent with the Company's past and current practices regarding the support of other persons standing for election as directors of the Company as part of the Company's management slate.

                  (e) Subject to applicable law, in the event that any Designee on the Board of Directors shall cease to serve as a director for any reason (other than the failure of the shareholders of the Company to elect such person as director), the Company shall cause the vacancy resulting therefrom to be filled by another Designee.

                  (f) As long as the Investor can designate a nominee for election as a director pursuant to Section 2.1 (and if following a Takeover Transaction, the Investor continues to have a designee on the Board of Directors pursuant to this Section 2.1) and the Company has otherwise complied with the terms of this Section 2.1, the Restricted Parties will vote (or execute a written consent in lieu of) in each shareholder vote (or written consent in lieu
of) for the election of directors of the Company all of their Voting Stock (i) if there is no bona fide proxy contest for the election of directors, in favor of the management slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors or (ii) if there is a bona fide proxy contest for the election of directors, at the election of each Restricted Party either (x) in favor of the management slate that is included in the proxy statement (or consent solicitation or other similar document) of the Company relating to the election of directors or (y) in the same proportion as all votes cast by Disinterested Shareholders; provided, however, that the foregoing provision shall not apply if following a Change in Control of the Company the Investor does not have a designee on the Board of Directors of the Company or the surviving public company; provided, further, that the Investor has not designated a successor designee at the time of such shareholder vote.

                  (g) The rights of the Investor pursuant to this Section 2.1 shall terminate upon the earlier to occur of (i) the first date on which the Restricted Parties Beneficially Own in the aggregate fewer than ___ shares [insert number of shares of Common Stock which is 25% less than the number to be owned on the Closing Date] of Common Stock (making equitable adjustments for any reclassifications, reorganizations, stock dividends, stock splits, reverse splits and similar events which occur after the date of this Agreement with respect to the Common Stock) and (ii) the occurrence of any Change in Control of the Company described in clause (i) of the definition thereof if, immediately following such Change in Control of the Company, the Restricted Parties Beneficially Own in the aggregate less than 5% of the Total Current Voting Power of the surviving public company. Notwithstanding anything to the contrary herein, in no event shall the termination of the rights of the Investor pursuant to this Section 2.1 require the Designee to resign from the Board of Directors.

         Section 2.2 Reimbursement of Expenses; Attendance at Board Meetings; Indemnification. The Company will reimburse each Designee that serves as a director for all reasonable costs and expenses (including travel expenses) incurred in connection with such director's attendance at meetings of the Board or any committee of the Board upon which such director serves. The Company will not pay such director annual fees and fees for attending Board or committee meetings. The Company shall indemnify each such director to the same extent it indemnifies its other directors pursuant to its organizational documents and applicable law and shall purchase and maintain director liability insurance covering the Designee to the same extent it has purchased insurance for any director or officer in such Designee's capacity as a member of the Board of Directors.



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                                   ARTICLE III

                              STANDSTILL AGREEMENTS

         Section 3.1       Standstill Agreement.

                  (a) During the Standstill Period (and during the Standstill Period only), no Restricted Party will, directly or indirectly, nor will it authorize or permit any of its Representatives to, in each case unless specifically authorized or consented to do so in writing in advance by the Board of Directors:

                           (i)      offer, seek or propose to acquire, or cause
to be acquired, ownership of any assets or businesses of the Company for a total price in excess of 30% of the market value of the outstanding Common Stock (calculated using the last sale price of the Common Stock on the last full trading day immediately preceding the date such sale transaction is entered into).

                           (ii)     acquire or agree, offer, seek or propose to
acquire, or cause to be acquired, Beneficial Ownership of any Voting Stock of the Company or any of its Subsidiaries, or any options, warrants or other rights (including, without limitation, any convertible or exchangeable securities) to acquire any such Voting Stock; provided, however, that the Restricted Parties may acquire or agree, offer, seek or propose to acquire, or cause to be acquired, shares of Voting Stock of the Company or options, warrants or other rights (or any convertible or exchangeable securities) to acquire any such Voting Stock if such acquisition would not increase the Restricted Parties' aggregate Beneficial Ownership of shares of Voting Stock to more than the Standstill Limit; provided, further, that the foregoing shall not require any Restricted Party to sell or otherwise dispose of any Voting Stock representing more than the Standstill Limit (such Voting Stock in excess of the Standstill Limit, "Excess Voting Stock") to the extent, but only to the extent, that such Voting Stock constitutes Excess Voting Stock as a result of a repurchase or other retirement of Voting Stock by the Company or any of its Subsidiaries or is pursuant to the purchase or acquisition of Voting Stock from the Company after the date hereof.

                           (iii)    make, or in any way participate in, any
"solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the Exchange Act) with respect to the voting of any securities of the Company or any of its Subsidiaries;

                           (iv)     deposit any securities of the Company or
any of its Subsidiaries in a voting trust or subject any such securities to any arrangement or agreement with any Person (other than one or more Restricted Parties);

                           (v)      form, join, or in any way become a member
of a 13D Group with respect to any voting securities of the Company or any of its Subsidiaries (other than a "group" consisting solely of Restricted Parties);

                           (vi)     arrange any financing for, or provide any
financing commitment specifically for, the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of the Company or any of its Subsidiaries, except for such assets as are then being offered for sale by the Company or such Subsidiary; provided, however, that this clause (vi) shall not apply to any such financing arrangements or commitments to the extent involving a Transfer of Common Stock Beneficially Owned by a Restricted Party to any Person that is not a Restricted Party.

                           (vii)    seek to propose or propose, whether alone
or in concert with other Restricted Parties, any tender offer, exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving the Company or any of its Subsidiaries;

                           (viii)   nominate any person as a director of the
Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the shareholders of the Company; provided that the Restricted Entities may nominate directors in accordance with Section 2.1;




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                           (ix)     solicit, initiate, encourage or knowingly
or intentionally facilitate the taking of any action by any Affiliate of a Restricted Party (that is not itself a Restricted Party) that would be prohibited by this Section 3.1 if that Affiliate were a Restricted Party; or

                           (x)      publicly announce or disclose any intention,
plan or arrangement  inconsistent with the foregoing.

                  (b) In addition, during the Standstill Period (and only during the Standstill Period), no Restricted Party will, nor will they authorize or permit any of their respective Representatives to, take any action that could require the Company to make a public announcement regarding any of the matters set forth in Section 3.1(a).

                  (c) If, at any time during the Standstill Period, (i) any Person other than a Restricted Party or any Affiliate thereof or any 13D Group of which any Restricted Party is a member has made any proposal or offer relating to a Takeover Transaction or Change in Control of the Company which has not been rejected by the Board of Directors, (ii) the Board of Directors has determined to pursue a Takeover Transaction or other Change in Control of the Company and the Board of Directors has not resolved to stop pursuing such Takeover Transaction or other Change in Control of the Company or (iii) the Board of Directors or the Company has engaged in any discussions or negotiations with, or provided any information to, any Person other than a Restricted Party or any Affiliate thereof or any 13D Group of which any Restricted Party is a member with respect to a potential Takeover Transaction or other Change in Control of the Company or any potential inquiry, proposal or offer relating thereto and the Board of Directors has not resolved to terminate all such discussions, negotiations and provision of information, then, for so long as such condition continues to apply, notwithstanding the limitation in clause (a) above, a Restricted Party may make an offer or proposal relating to a Takeover Transaction or other Change in Control of the Company directed privately to the Company (but all other provisions of this Agreement will, subject to Section 3.1(d), continue to apply). Notwithstanding the foregoing provisions, if at any time during the Standstill Period, any Person other than a Restricted Party has entered into a confidentiality agreement or equivalent agreement containing standstill provisions, then the Company shall promptly provide (but in any case within 48 hours of entering into such agreement) notice of such standstill provisions to the Investor, and the Investor (acting on behalf of each of the Restricted Parties) shall have the option, exercisable upon delivery of notice to the Company within 48 hours of receipt of the notice from the Company, to be bound during the term of such other Person's standstill provisions by either the provisions regarding standstill in such other Person's agreement or the provisions of Section 3.1(a) with respect to any Restricted Party's actions in regard to a proposed Takeover Transaction or other Change in Control of the Company by such Restricted Party. In the event any other Person receives non-public information in regard to a proposed Takeover Transaction or other Change in Control of the Company without standstill restrictions, then the Company shall promptly provide (but in any case within 48 hours of receiving such information) notice of such fact to the Investor and provisions of this
Section 3.1 shall not apply to the Restricted Parties.

                  (d) Anything in this Section 3.1 to the contrary notwithstanding, this Section 3.1 shall not prohibit or restrict any of the following: (x) actions taken by the Investor's nominees on the Board of Directors in such capacity, (y) the exercise by the Restricted Parties of their voting rights (i.e., their right to vote their shares but not their right to make nominations, to the extent prohibited by this Agreement), with respect to any shares of Voting Stock they Beneficially Own and (z) any disclosure pursuant to Section 13(d) of the Exchange Act which a Restricted Party reasonably believes, based on the advice of outside counsel, is required in connection with any action taken by a Restricted Party pursuant to Section 3.1(c).

         Section 3.2.      Transfer Restrictions.

                  (a) The Restricted Parties shall not, directly or indirectly sell, transfer or otherwise dispose of (collectively, "Transfer") any shares of Common Stock Beneficially Owned by such Persons or any legal or beneficial interest therein during the period ending on the one year anniversary of the date of this Agreement, except for Transfers: (i) to Restricted Parties who agree to be Restricted Parties bound by the provisions of this Agreement in a written instrument delivered to the Company in form and substance reasonably satisfactory to the Company, (ii) which have been consented to in writing by the Company, (iii) pursuant to a Third Party Tender Offer that is




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

recommended by the Board of Directors, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party or (v) pursuant to bona fide hedging transactions with or arranged by nationally recognized investment banking firms or other nationally recognized financial institutions provided that the total number of shares which may underlie all such hedging transactions entered into or renewed during this one year period shall be limited, as if such hedging transaction were treated as a Transfer subject to the volume limitations of Rule 144 of the Securities Act, to 50% of the total volume limitation under Rule 144 at the time of such calculation. However, if any Restricted Party has any hedge transaction or transactions in place, then such Restricted Party shall be allowed to renew, amend or extend any such hedge transactions, whether or not such hedge transactions exceed the other limits provided in this Section 3.2, so long as the aggregate number of shares underlying all hedge transactions of the Restricted Parties after such renewal, amendment or extension does not exceed the aggregate number of shares underlying all hedge transactions of the Restricted Parties immediately before such renewal, amendment or extension; provided, however, that such hedge transaction or transactions shall have been in compliance with this Section 3.2 at the time such transaction or transactions was or were initially entered into by such Restricted Party (without limiting any subsequent renewals, amendments or extensions). During the period commencing on the Effective Date and concluding on the one year anniversary of the Effective Date, the Restricted Parties agree not to enter into, renew or amend more than one hedge transaction during any calendar quarter if such entry, renewal or amendment would require the filing of an amendment to any Schedule 13D filed by any Restricted Party to report the details of such hedge transaction.

                  (b) Unless the Restricted Parties Beneficially Own in the aggregate less than 5% of the Outstanding Common Stock, during the period beginning on the one year anniversary of the date of this Agreement and ending on the three year anniversary of the date of this Agreement, the Restricted Parties shall not, directly or indirectly, Transfer any of the shares of Common Stock Beneficially Owned by such Persons or any legal or beneficial interest therein, except for Transfers: (i) permitted pursuant to Section 3.2(a)(i),
(ii), (iii), (iv) and (v); (ii) in a bona fide public distribution or bona fide underwritten public offering (including pursuant to the exercise of rights granted in the Registration Rights Agreement); or (iii) of shares in an amount equal to the number of shares of such Common Stock that could be sold under the volume limitations of Rule 144 of the Securities Act during any applicable period under Rule 144; provided, however, that shares underlying any hedging transaction shall be included in calculating such volume limitation; and provided further that, (A) in the case of any Transfer pursuant to clause (ii) or (iii),except as permitted by Section 3.2(c), such Transfer does not result in, to the knowledge of the Restricted Parties, any other Person acquiring, after giving effect to such Transfer, Beneficial Ownership, individually or in the aggregate with such Person's Ultimate Parent Entity, Subsidiaries and Affiliates, of more than 5% of the Outstanding Common Stock, and (B) any hedging transaction may be with respect to 100% of the total volume limitation which would apply under Rule 144 at the time of such calculation as set forth in
Section 3.2(a)(v). In regard to any Transfer pursuant to clause (ii) of this
Section 3.2(b), Restricted Parties shall provide that any underwriting or placement agreement provide that the underwriter or placement agent arrange for such sales such that the amount of Common Stock that any Person would acquire thereunder would not result in, after giving effect to such Transfer, to the knowledge of such agent, Beneficial Ownership, individually or in the aggregate with such Person's Ultimate Parent Entity, Subsidiaries or Affiliates, of more than 5% of the Outstanding Common Stock. In regard to any Transfer pursuant to clause (iii) of this Section 3.2(b), Restricted Parties shall provide that their brokers observe the restrictions in the preceding sentence in face-to-face transactions; however, such restrictions shall not be applicable to open market transactions.

                  (c) Any Restricted Party may Transfer shares of Common Stock pursuant to clauses (ii) or (iii) of Section 3.2(b) which would constitute more than 5% of the outstanding Common Stock or a number of shares to a Person such that after giving effect to such Transfer the Restricted Parties know that such Person would have Beneficial Ownership of more than 5% of the Outstanding Common Stock only if (1) such Person receiving such shares of Common Stock is eligible to file a Schedule 13G pursuant to Rule 13d-1(b) and (2) prior to any such Transfer, such Restricted Party, at least 2 business days prior to making any such Transfer, offers to sell such shares to the Company by sending written notice (the "Offering Notice") to the Company, which Offering Notice shall state
(i) the number of shares proposed to be Transferred (the "Offered Securities"),
(ii) the proposed purchase price per share which such Restricted Party is willing to accept (the "Offer Price"), and (iii) to the extent known, the other terms and conditions of such Transfer, including the identity of any proposed transferee. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived in writing by the Company or shall have otherwise expired in accordance with the terms hereof. For a period of 2 business days after receipt of the Offering Notice, the Company shall have the option to purchase all of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice by providing notice to such Restricted Party of the exercise of such option prior to the expiration of such 2 business day period. If the Company fails to elect to exercise such option for all of the Offered Securities within 2 business days after its receipt of the Offering Notice, such Restricted Party may Transfer the Offered Securities subject to the terms of Section 3.2(b) and on terms that are no more favorable to the transferee thereof than those specified in the Offering Notice, except with respect to the Offer Price, which shall not be less than 95% of the Offer Price indicated in the Offering Notice; provided that any such Transfer by such Restricted Party to a transferee must be consummated during the 45-day period immediately subsequent to the expiration of the 2 business day period after the Company receives the Offering Notice. If such Transfer (A) is not consummated within such 45-day period for any reason or (B) is on terms that are more favorable to the transferee thereof than those specified in the Offering Notice (including but not limited to an Offer Price that is less than 95% of the Offer Price indicated in the Offering Notice), then in each case the restrictions provided for herein shall again become effective, and no Transfer of such Offered Securities may be made thereafter by such Restricted Party without again offering the same to the Company in accordance with this Section 3.2(c).

                  (d) If any Restricted Party decides to dispose of any of the Common Stock, each Restricted Party understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Restricted Party agrees to the imprinting, so long as appropriate, of substantially the following legends on certificates representing any of the securities referenced in the preceding sentence:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER AGREEMENT, DATED AS OF ____________ __, 2000, AMONG THE COMPANY AND [MICROSOFT][FDC].

         The legend set forth above shall be removed if and when (i) the securities represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or (ii) the Investor delivers to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legends are no longer necessary.

                  (e) This Section 3.2 shall terminate upon the earlier to occur of the following: (i) the third anniversary of the date of this Agreement, (ii) any Change in Control of the Company, or (iii) a reduction in the Restricted Parties' aggregate Beneficial Ownership to less than 5% of the Total Current Voting Power of all outstanding Voting Stock of the Company.

         Section 3.3 Certain Permitted Transactions and Communications. Notwithstanding the foregoing, this Agreement shall not prohibit (i) the acquisition or holding of securities or rights in the ordinary course of business by any employee benefit plan whose trustees, investment managers or similar advisors are not Affiliates of any Restricted Party, (ii) the consummation of any transaction expressly provided for in the Merger Agreement or (iii) officers and employees of the Restricted Parties from communicating with officers of the Company or its Affiliates on matters related to or governed by the Merger Agreement or other operational matters, or the Restricted Parties from communicating with the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Chief Financial Officer of the Company, so long as such communication is conveyed in confidence, could not require public disclosure by the Restricted Parties or by the Company, and is not intended to (a) elicit, and, in the reasonable belief (based on the advice of outside counsel) of the Restricted Party making such communication, does not require the issuance of, a public response by the Company or (b) otherwise circumvent the provisions of Section 3.2.

                                   ARTICLE IV

                                RIGHTS AGREEMENT

         Section 4.1 HoldCo Rights Agreement. So long as [Microsoft][FDC] Beneficially Own 5% or more of the Outstanding Common Stock, (i) the Company shall not amend the HoldCo Rights Plan (as defined in the Merger Agreement) to adversely affect [Microsoft][FDC] under such HoldCo Rights Plan and (ii) to the extent that the Company waives application of such HoldCo Rights Plan for any other Person the Company shall give the same waiver to [Microsoft][FDC]; provided that this Section 4.1 shall not apply with respect to the actions or amendments to the HoldCo Rights Plan necessary to implement a transaction approved by the Board of Directors of the Company.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

                  (a)      If to the Investor, to:

                                    Microsoft Corporation
                                    One Microsoft Way
                                    Redmond, Washington  98052
                                    Attention:  Lewis Levin
                                    Fax: (425) 936-7329

                           with a copy to:

                                    Preston Gates & Ellis LLP
                                    701 Fifth Avenue
                                    Suite 5000
                                    Seattle, Washington 98104-7078
                                    Attn:  C. Kent Carlson
                                    Fax (206) 623-7022]

                                    First Data Corporation
                                    5660 New Northside Drive
                                    Suite 1400
                                    Atlanta, Georgia  30328-5000
                                    Attn:  Chairman and General Counsel

                           with a copy to:

                                    Sidley & Austin
                                    Bank One Plaza
                                    Chicago, Illinois
                                    Attn:  Frederick Lowinger
                                           Michael A. Gordon
                                    Fax:  (312) 853-7036]

                  (b)      If to the Company, to:

                                    CheckFreeCorporation
                                    4411 E. Jones Bridge Road
                                    Norcross, GA  30092
                                    Attention:  Peter J. Kight
                                    Fax:  (678) 375-3010

                           With a copy to:

                                    Chopper Corporation
                                    4411 E. Jones Bridge Road
                                    Norcross, GA  30092
                                    Attention:  Allen L. Shulman
                                    Fax: (678) 375-3633

                           With an additional copy to:

                                    Simpson Thacher & Bartlett
                                    3330 Hillview Avenue
                                    Palo Alto, California  94304
                                    Attention: Daniel Clivner
                                               Richard Capelouto
                                    Fax: (650) 251-5002

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

         Section 5.2 Entire Agreement; Amendment. This Agreement sets forth the entire agreement between the parties hereto with respect to the matters subject to this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

         Section 5.3 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

         Section 5.5 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed entirely within such state, and each party hereby submits to the non-exclusive jurisdiction of any state or U.S. federal court sitting within the State of Delaware. The parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

         Section 5.6 Successors and Assigns; Third Party Beneficiaries. The Investor and any other Restricted Party that agrees to be bound by the terms hereof may not assign any of its rights or delegate any of its duties under this Agreement. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Investor, provided that in the event of any merger or consolidation of the

Company with any Person in which the holders of Common Stock receive securities of any other Person (the "Successor Issuer") the Company may assign all of its rights and delegate all of its obligations under this Agreement to such Successor Issuer in which event the Successor Issuer will become the "Company" for all purposes of this Agreement (except with respect to Section 2.1(g) if such merger or consolidation involves a Change in Control, in which case the restrictions on the Restricted Parties shall terminate). Any purported assignment in violation of this Section shall be void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Restricted Parties (who shall be third party beneficiaries of this Agreement entitled to the benefit of, and to enforce, its terms) and the Company and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Restricted Parties and the Company and their respective successors, and for the benefit of no other Person. No purchaser of Common Stock from a Restricted Party (other than another Restricted Party) shall be deemed to be a successor or assignee by reason merely of such purchase.

         Section 5.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

         Section 5.8 Headings, Captions and Table of Contents. The Section headings, captions and table of contents contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

         Section 5.9 Confidentiality. The confidentiality agreement dated November 2, 1999 between the Company and the Investor (the "Investor Confidentiality Agreement") shall, except for Sections 4(f) and 4(g) thereof which provisions are hereby terminated, continue and be in full force and effect and apply to each Restricted Party as if it were the Investor until the earlier of (i) the termination of the Investor's rights to designate a director for nomination to the Board of Directors of the Company pursuant to Section 2.1 or
(ii) the absence of a Designee on the Board of Directors.

         Section 5.10 No Adverse Actions. The Company will not adopt any amendment to its certificate of incorporation, bylaws or rights agreement or enter into or adopt any plans, agreements, arrangements or understandings which have the effect of materially impeding, preventing or prohibiting the Restricted Parties' aggregate Beneficial Ownership of shares of Voting Stock to be equal to or less than the Standstill Limit.

         (the remainder of this page has been intentionally left blank)

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized Representatives, all as of the date first above written.

                             CHECKFREE HOLDINGS CORPORATION


                             By:
                                ----------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------


                             [MICROSOFT CORPORATION][FIRST DATA CORPORATION]


                             By:
                                ----------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------